Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: July 25, 2025	BIOFRONTERA AG

	By:	/s/ Pilar de la Huerta Martinez
	Name:	Pilar de la Huerta Martinez
	Title:	Chief Financial Officer

DEUTSCHE BALATON AKTIENGESELLSCHAFT

	By:	/s/ Alexander Link
Alexander Link

	By:	/s/ Rolf Birkert
Rolf Birkert

VV BETEILIGUNGEN AKTIENGESELLSCHAFT

	By:	/s/ Wilhelm Konrad Thomas Zours
Wilhelm Konrad Thomas Zours

Delphi Unternehmensberatung Aktiengesellschaft

	By:	/s/ Wilhelm Konrad Thomas Zours
Wilhelm Konrad Thomas Zours

ALEXANDER LINK

	By:	/s/ Alexander Link

Wilhelm Konrad Thomas Zours

	By:	/s/ Wilhelm Konrad Thomas Zours

Hansjoerg Plaggemars

	By:	/s/ Hansjoerg Plaggemar

Pilar de la Huerta Martinez

	By:	/s/ Pilar de la Huerta Martinez